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                                                                   EXHIBIT 10.29

                               SECOND ADDENDUM TO
                        LICENSE AND DEVELOPMENT AGREEMENT
                         FOR SPECIFIC MEDICAL TECHNOLOGY
                    FOR THE DETECTION OF ONCOGENIC HPV VIRUS

         This is a Second Addendum to the License and Development Agreement for Specific Medical Technology for the Detection of Oncogenic HPV Virus dated June 23, 2000 ("License and Development Agreement") by and between INVIRION, a United States corporation organized and existing under the laws of the State of Illinois, having a place of business at 2350 Pilgrim Highway, Frankfort, Michigan 49635 ("Invirion") and AMPERSAND MEDICAL CORPORATION, a Delaware corporation, having a place of business at 414 North Orleans, Chicago, Illinois 60610 ("Ampersand").

         Except to the extent modified by this Second Addendum, the License and Development Agreement and related First Addendum are hereby reaffirmed.

         The License and Development Agreement is hereby modified by incorporating into it the following agreement between the parties:

         1. Effective as of June 23, 2000 the License and Development Agreement for Specific Medical Technology for the Detection of Oncogenic HPV Virus shall be between Bruce Patterson, an individual inventor residing in Chicago, Illinois (hereinafter "Patterson") and Ampersand. All payments previously made to Invirion and all warrants issued to Invirion shall be considered by the parties as having been received by Patterson, and are hereby acknowledged by Patterson. Ampersand shall take whatever steps are necessary to change the warrants to reflect the above.

         2. As a result of Patterson meeting the benchmarks set forth in Paragraphs 3.1(1), 3.1(2), and 3.1(3), the parties now agree that the following payment terms will be used to pay Patterson for the balance owed by Ampersand as set froth in Paragraph 3.1:

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            Starting on January 11, 2001 Ampersand will pay Patterson
            $50,000 per month for a period of six months for a total of $300,000.

         3. In the event the License and Development Agreement is terminated, all payments made and owed to Patterson and all warrants issued to Patterson are non-refundable and all warrants are irrevocable and non-cancellable. Ampersand acknowledges that all payments made and owed as well as the issuance of warrants to Patterson are for services already performed by Patterson prior to such payment or issuance of the warrant.

         IN WITNESS WHEREOF, the parties hereto have caused to be signed, by their duly authorized officers, this Second Addendum of the License and Development Agreement originally dated June 23, 2000, on the dates set forth below.

BRUCE PATTERSON

_____________________________________

DATED:_______________________________


AMPERSAND MEDICAL CORPORATION

BY:__________________________________

DATED: ______________________________


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